UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010 (December 6, 2010)

AFFINIA GROUP INTERMEDIATE

HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan		48108
(Address of principal executive offices)		(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 6, 2010, Affinia Group Inc. (the “Company”), a wholly-owned subsidiary of the registrant, issued a press release announcing that it intended, subject to market and other conditions, to offer an additional $75,000,000 aggregate principal amount of its 9% Senior Subordinated Notes due 2014 (the “Notes”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Subsequently, on December 7, 2010, the Company issued a press release announcing that it priced the offering of the Notes and increased the offering size to an aggregate principal amount of $100,000,000. Other than with respect to the date of issuance and issue price, the Notes will have the same terms as, and will be treated as a single class with, the Company’s existing outstanding $267 million aggregate principal amount of 9% Senior Subordinated Notes due 2014. The press releases referred to above are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Press Release, issued by Affinia Group Inc. on December 6, 2010.

Exhibit 99.2 – Press Release, issued by Affinia Group Inc. on December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

	By:	/S/ STEVEN E. KELLER
	Name:	Steven E. Keller
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by Affinia Group Inc. on December 6, 2010.

99.2	Press Release, issued by Affinia Group Inc. on December 7, 2010.